Exhibit 99.1

October 12, 2005

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Media Relations/Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.net	(814) 231-4438, email: jlehtihet@c-cor.net

C-COR ANNOUNCES CONFERENCE CALL ON FY06 Q1 BUSINESS UPDATE

State College, PA (October 12, 2005) – C-COR Incorporated (Nasdaq: CCBL), a global provider of interoperable solutions that simplify the transition to on demand networks, announced today that corporate management will discuss business conditions for the first quarter of fiscal year 2006 on a conference call tomorrow, Thursday, October 13, 2005, at 9:00 AM ET. Details on accessing the call are provided at the end of this release.

Based on a review of preliminary financial results for the first quarter of fiscal year 2006 which ended September 23, 2005, C-COR anticipates reporting net sales between $63 and $64 million and a GAAP net loss per share of between $.29 and $.33. Bookings in the first quarter were approximately $73 million.

C-COR’s estimated GAAP loss is expected to include a charge of approximately $6 million for an increase in excess inventory reserves related to the Company’s Transport product line, approximately $1.5 million of amortization of intangibles, approximately $1.2 million of stock option expense, and restructuring charges of $383,000. These charges, which are presently estimated to equate to $.19 on a per share basis, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

To participate in the October 13th conference call, dial 800-205-6214. International callers should use 415-908-4748. The live audio of the conference call will also be available via the Internet at C-COR’s Web site (www.c-cor.com). To listen to the live audio, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s Web site.

If you are unable to participate on the call, a telephone replay will run between 11:00 AM (ET) on Thursday, October 13, 2005, through 11:00 AM (ET) on Friday, October 14, 2005. To access this replay, dial 800-633-8284. International callers should use 402-977-9140 for the replay. The reservation number for the telephone replay is 21265304.

The Webcast replay of the call will also be available via the Internet at C-COR’s Web site (www.c-cor.com) following the conference call. To access the Webcast replay, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s Web site.

Any questions regarding the conference call should be directed to C-COR’s Investor Relations office at 814-231-4402 or 814-231-4438.

About C-COR

C-COR offers world-class, market-focused business solutions for cable operators, telephone companies, broadcasters, and other private and public sector entities that put subscribers in personal control of their entertainment, information, and communication needs. The Company’s solutions delivered through C-COR’s three business units—C-COR Solutions, C-COR Access and Transport, and C-COR Network Services—simplify the transition to Internet Protocol (IP) demand-oriented networks by delivering interoperable, modular products in sync with IP network upgrade cycles. These solutions bring together software applications, access and transport technology, and a nationwide corps of expert field engineers to enable the delivery of business services; digital program/ad insertion; management and delivery of VOD, VoIP, and HSD; network capacity expansion; centralized office automation for workforce management, network assurance, and subscriber fulfillment; and a variety of outsourced field services that help keep networks operating at peak performance. C-COR’s common stock is listed on the Nasdaq National Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, and the Company’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.